Exhibit (a)(3)

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

CSAV HOLDINGS, INC.

WITH AND INTO

COOLSAVINGS, INC.

Pursuant to Section 253 of the

General Corporation of Law of the State of Delaware

CSAV HOLDINGS, INC., a Delaware corporation (the “Company”), does hereby certify to the following facts relating to the merger (the “Merger”) of the Company with and into COOLSAVINGS, INC., a Delaware corporation (the “Subsidiary”), with the Subsidiary remaining as the surviving corporation:

FIRST: The Company is incorporated pursuant to the General Corporation Law of the State of Delaware (the “DGCL”). The Subsidiary is incorporated pursuant to the DGCL.

SECOND: The Company owns at least 90% of the outstanding shares of each class of capital stock of the Subsidiary.

THIRD: The Board of Directors of the Company, by the following resolutions duly adopted on December 15, 2005, determined to merge the Company with and into the Subsidiary pursuant to Section 253 of the DGCL:

WHEREAS, CSAV HOLDINGS, INC., a Delaware corporation (the “Company”), owns at least 90% of the outstanding shares of each class of capital stock of CoolSavings, Inc., a Delaware corporation (“Subsidiary”); and

WHEREAS, the Board of Directors of the Company has deemed it advisable that the Company be merged with and into the Subsidiary pursuant to Section 253 of the General Corporation Law of the State of Delaware (“DGCL”);

NOW, THEREFORE, BE IT AND IT HEREBY IS

RESOLVED, that the Company be merged with and into the Subsidiary (the “Merger”); and it is further

RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Subsidiary (“Common Stock”) and each then outstanding share of Series C convertible preferred stock of the Subsidiary (“Series C Stock”), other than those shares held by the Company and those stockholders, if any, who properly exercise their dissenters’ statutory appraisal rights under the DGCL, shall be canceled in exchange for the right to receive cash in the amount of $0.80 per share, without interest; and it is further

RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of Common Stock and Series C Stock held by the Company shall be cancelled and no consideration shall be issued in respect thereof; and it is further

RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, all of the then outstanding shares of capital stock of the Company shall be converted pro rata into and shall automatically become a number of shares of common stock and Series C convertible preferred stock of the surviving corporation equal to the number of shares of Common Stock and Series C Stock held by the Company immediately prior to the Merger; and it is further

RESOLVED, that the proper officers of the Company be and they hereby are authorized and directed to make, execute and acknowledge, in the name and under the corporate seal of the Company, a certificate of ownership and merger for the purpose of effecting the Merger and to file the same in the office of the Secretary of State of the State of Delaware, and to do all other acts and things that may be necessary to carry out and effectuate the purpose and intent of the resolutions relating to the Merger.

FOURTH: The Subsidiary shall be the surviving corporation of the Merger.

FIFTH: The certificate of incorporation of the Subsidiary as in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation.

SIXTH: The Merger has been approved by the written consent of the sole stockholder of the Company in accordance with Section 228 of the DGCL.

SEVENTH: This Certificate of Ownership and Merger and the merger contemplated hereby shall become effective at 4:00 p.m. Wilmington, Delaware time, on December 15, 2005.

IN WITNESS WHEREOF, the Company has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer this 15th day of December, 2005.

CSAV HOLDINGS, INC.

By:	/S/ GUY R. FRIDDELL, III
Guy R. Friddell, III, Vice President

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